UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2013

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CC Media Holdings, Inc. (“CCMH”), the indirect parent company of Clear Channel Outdoor Holdings, Inc. (“CCOH”), issued a press release today announcing that Richard J. Bressler has been appointed President and Chief Financial Officer of CCMH, Clear Channel Communications, Inc. (“CCU”) and Clear Channel Capital I, LLC (“CCC”).  Pursuant to a services agreement between CCU and CCOH, Mr. Bressler will also serve as the Chief Financial Officer of CCOH.  The appointments became effective on July 29, 2013.  Mr. Bressler succeeds Thomas W. Casey, who served as Executive Vice President and Chief Financial Officer of CCC, CCMH, CCU and CCOH.

Mr. Bressler most recently served as Managing Director of Thomas H. Lee Partners, L.P. (“THL”), which, together with Bain Capital, LLC, acquired CCU in 2008.  Prior to joining THL, Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom, Inc. from 2001 through 2005.  He also served as Chairman and Chief Executive Officer of Time Warner Digital Media, and from 1995 to 1999, was Executive Vice President and Chief Financial Officer of Time Warner, Inc.

A copy of the press release announcing the chief financial officer management change is attached hereto as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

99.1
Press release of CC Media Holdings, Inc. dated July 30, 2013, announcing Chief Financial Officer management change (incorporated by reference to Exhibit 99.1 to the CC Media Holdings, Inc. Current Report on Form 8-K filed on July 30, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: July 30, 2013	By:	/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr.
Executive Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit No.	Description
99.1
Press release of CC Media Holdings, Inc. dated July 30, 2013, announcing Chief Financial Officer management change (incorporated by reference to Exhibit 99.1 to the CC Media Holdings, Inc. Current Report on Form 8-K filed on July 30, 2013).